Exhibit 99.1

Investor Relations Contact: Shanye Hudson, (510) 661-1600 shanye.hudson@seagate.com Media Contact: Jen Bradfield jennifer.l.bradfield@seagate.com

Seagate Reaches Resolution with the

U.S. Department of Commerce’s Bureau of Industry and Security

Reschedules Reporting of Fiscal Third Quarter 2023 Financial Results

FREMONT, CALIFORNIA – April 19, 2023 - Seagate Technology Holdings plc (NASDAQ: STX, “Company”), a world leader in data storage infrastructure solutions, today announced that its subsidiaries, Seagate Technology LLC and Seagate Singapore International Headquarters Pte. Ltd. (collectively, “Seagate”) have reached a settlement agreement with the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) that resolves BIS’s allegations that Seagate’s sales of hard disk drives to Huawei between August 17, 2020 and September 29, 2021 did not comply with the U.S. Export Administration Regulations.

Under the terms of the settlement agreement, Seagate has agreed to pay $300 million to the U.S. Department of Commerce, to be paid in installments of $15 million per quarter over the course of five years, with the first installment due in October 2023. Additional information regarding the terms of the agreement is included in the Form 8-K that will be filed today with the Securities and Exchange Commission.

“We believe entering this agreement with BIS and resolving this matter is in the best interest of Seagate, our customers and our shareholders,” said Dave Mosley, the Company’s chief executive officer. “Integrity is one of our core values, and we have a strong commitment to compliance as evidenced by our global team of international trade compliance and legal professionals – complemented by external experts and outside counsel. While we believed we complied with all relevant export control laws at the time we made the hard disk drive sales at issue, we determined that engaging with BIS and settling this matter was the best course of action. We are now moving forward fully focused on executing our strong technology roadmap to support the growing demand for mass data storage solutions.”

In determining to engage with BIS and resolve this matter through a settlement agreement, the Company considered a number of factors, including the risks and cost of protracted litigation involving the U.S. government, as well as the size of the potential penalty and the Company’s desire to focus on current business challenges and long-term business strategy. Additionally, the settlement agreement reflects the Company’s strong commitment to compliance.

Covington & Burling LLP, Thomsen and Burke LLP, and Wilson Sonsini Goodrich & Rosati, Professional Corporation are serving as legal counsel to Seagate.

Fiscal Third Quarter 2023 Conference Call

In light of the settlement with BIS, the Company will now report fiscal third quarter 2023 financial results before the market opens on Thursday, April 20, 2023. The investment community conference call to discuss these results and the settlement agreement with BIS will take place on April 20, 2023, at 6:00 a.m. PT / 9:00 a.m. ET.

The live audio webcast can be accessed online at Seagate’s Investor Relations website at investors.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements in this press release include, among other things, statements about the Company’s plans, programs, strategies, and prospects, expectations regarding the benefits of the Company’s settlement with BIS, the Company’s technology roadmap, demand for mass data storage solutions, the Company’s business focus, and the Company’s commitment to compliance and the effectiveness of its compliance programs. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

About Seagate Technology

Seagate Technology crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered mass-data storage and management solutions with a focus on sustainable partnerships. A global technology leader for more than 40 years, the Company has shipped over four billion terabytes of data capacity. Learn more about Seagate by visiting www.seagate.com or following us on Twitter, Facebook, LinkedIn, YouTube, and subscribing to our blog.